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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-3 Nos. 333-92119, 333-32586, 333-38560, 333-48990, 333-51640) of
HomeSeekers.com, Incorporated and in the related Prospectuses and the Registration Statement (Form S-8 No. 333-44786) pertaining to the Amended and Restated 1996 Stock Option Plan of HomeSeekers.com, Incorporated of our report dated September 19, 2001, with respect to the consolidated financial statements of HomeSeekers.com, Incorporated included in this Annual Report (Form 10-K) for the year ended June 30, 2001.

                                               ERNST & YOUNG, LLP



Reno, Nevada
October 11, 2001